Exhibit 99.1

NewAmsterdam Pharma Announces Positive Topline Alzheimer’s Disease Data from BROADWAY Clinical Trial

— Pre-specified analyses show that obicetrapib treatment leads to statistically significant and clinically meaningful reductions in the primary outcome measure of Alzheimer’s disease biomarker in both the full ITT population (p<0.002) and in ApoE4 carriers (p=0.0215), supporting the emerging link between CETP-inhibition and prevention of AD pathology —

— NewAmsterdam to present results during the AAIC conference in July —

Naarden, the Netherlands and Miami, USA; June 9, 2025 – NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS or “NewAmsterdam” or the “Company”), a late-stage, clinical biopharmaceutical company developing oral, non-statin medicines for patients at risk of cardiovascular disease (“CVD”) with elevated low-density lipoprotein cholesterol (“LDL-C”), for whom existing therapies are not sufficiently effective or well-tolerated, today announced positive topline data from prespecified Alzheimer’s Disease (“AD”) biomarker analyses in the Phase 3 BROADWAY clinical trial (NCT05142722).

The pivotal Phase 3 BROADWAY study was primarily designed to evaluate the low-density lipoprotein cholesterol (“LDL-C”) lowering efficacy of obicetrapib in adult patients with established atherosclerotic cardiovascular disease (“ASCVD”) and/or heterozygous familial hypercholesterolemia (“HeFH”), whose LDL-C is not adequately controlled, despite being on maximally tolerated lipid-lowering therapy. As part of this pivotal registration trial for lowering LDL-C, a pre-specified sub-study was conducted to assess the effect of obicetrapib on plasma biomarkers of AD in both the full study population and in patients carrying the ApoE4 gene.

“These findings strongly support a potential preventive strategy for Alzheimer’s disease.” said Michael Davidson, M.D., Chief Executive Officer of NewAmsterdam Pharma. “In this study obicetrapib, a potent CETP inhibitor, improved the progression of key plasma biomarkers of AD pathology over a 12-month period in patients with ASCVD. These data further differentiate obicetrapib and underscore the critical role CETP inhibition may have in mitigating the risk of AD progression, alongside the significant cardiovascular benefits obicetrapib has shown in our pivotal Phase 3 trials.”

The AD sub-study results from BROADWAY build on genetic, Mendelian randomization, and NewAmsterdam’s pre-clinical data and data from its Phase 2a clinical proof of concept trial. “These findings have significant implications for AD prevention, especially for the over 25% of the population that carries one or two ApoE4 risk alleles and who currently lack FDA-approved prevention options,” said Philip Scheltens, professor emeritus at Amsterdam University Medical Center. “The ability to reduce pathological biomarker progression suggests a potential to alter disease trajectory in this population, thereby delaying or preventing the onset of symptoms. The established safety profile of obicetrapib, demonstrated across multiple large clinical trials, combined with its oral administration, may greatly facilitate clinical implementation.”

“These results are the culmination of over two decades of dedicated scientific research. Approximately two thirds of patients with Alzheimer’s disease carry the ApoE4 risk isoform that is associated with a much greater risk of developing AD, and the data shared today support our belief that CETP inhibition and specifically raising small functional HDL particles offers a novel and targeted approach to reducing that risk,” said John Kastelein, M.D., Ph.D., FESC, Chief Scientific Officer of NewAmsterdam. “When viewed alongside the totality of evidence generated to date, including improvements in LDL-C, small LDL particles, Lipoprotein (a), and key biomarkers associated with diabetes and renal function, these novel data on the prevention of AD-associated pathology further strengthen obicetrapib’s profile as a uniquely differentiated therapy with the potential to address multiple interrelated drivers of chronic cardiometabolic disease and neurodegeneration.”

The Company plans to present the full results from the AD sub-study analysis in a Developing Topics oral presentation at the Alzheimer’s Association International Conference in Toronto at the end of July 2025.

Design of the Pivotal Phase 3 BROADWAY Clinical Trial

The 52-week, global, pivotal, Phase 3, randomized, double-blind, placebo-controlled multicenter trial evaluated the efficacy and safety of 10 mg obicetrapib compared to placebo as an adjunct to maximally tolerated lipid-lowering therapies in patients with ASCVD and/or HeFH whose LDL-C is not adequately controlled. The trial was conducted at sites in North America, Europe, Asia and Australia. A total of 2,530 patients were randomized 2:1 to receive 10 mg obicetrapib or placebo dosed as a once-daily oral treatment, with or without food for 52 weeks. The mean baseline LDL-C for enrolled patients in the obicetrapib arm was approximately 100 mg/dL despite high intensity statin use reported by nearly 70% of patients during screening. Females comprised approximately 34% of the trial population and the median age of participants at baseline was 65 years.

The primary endpoint was LS mean percent change from baseline in LDL-C of obicetrapib 10 mg compared to placebo after 84 days which showed a reduction of 33% with imputation. Secondary endpoints also included percent changes from baseline of obicetrapib 10 mg compared to placebo in ApoB, Lp(a), ApoA1, HDL-C, non-HDL-C, total cholesterol, and triglycerides at day 84, and on LDL-C levels at days 180 and 365. Other exploratory outcome measures included time from randomization until the first confirmed occurrence of MACE in the obicetrapib arm compared to placebo. The trial also evaluated the safety and tolerability profile of obicetrapib.

Alzheimer’s Sub-Study Trial

In BROADWAY, a pre-specified AD sub-study was designed to assess plasma AD biomarkers in patients enrolled in the BROADWAY trial and evaluated the effects of longer duration of therapy (12 months) with a prespecified population of ApoE3/4 or 4/4 carriers. The sub-study included 1727 patients, including 367 ApoE4 carriers. The primary outcome measure was p-tau217 absolute and percent change over 12 months. Additional outcome measures included neurofilament light chain (“NFL”), glial fibrillary acidic protein (“GFAP”), p-tau181, and Ab42/40 ratio absolute and percent change over 12 months. NewAmsterdam observed statistically significant lower absolute changes in p-tau217 compared to placebo over 12 months in both the full ITT population (p<0.002) and in ApoE4 carriers (p=0.0215).

Design of the Phase 2a Alzheimer’s Trial

The open-label and single-arm trial was designed to assess the pharmacodynamics, pharmacokinetics, safety and tolerability of obicetrapib 10 mg in early AD patients carrying at least one copy of ApoE4. A total of 13 patients were given 10 mg obicetrapib and followed for 24 weeks. NewAmsterdam observed reductions in the levels of 24- and 27-hydroxycholestrol in both plasma and cerebrospinal fluid. Overall, obicetrapib was observed to be well-tolerated. No serious adverse events (“AEs”) were reported, nor were any AEs considered to be related to the study drug.

About Obicetrapib

Obicetrapib is a novel, oral, low-dose CETP inhibitor that NewAmsterdam is developing to overcome the limitations of current LDL-lowering treatments. In each of the Company’s Phase 2 trials, ROSE2, TULIP, ROSE, and OCEAN, as well as the Company’s Phase 3 BROOKLYN, BROADWAY and TANDEM trials, evaluating obicetrapib as monotherapy or combination therapy, the Company observed statistically significant LDL-lowering combined with a side effect profile similar to that of placebo. The Company commenced the Phase 3 PREVAIL cardiovascular outcomes trial in March 2022, which is designed to assess the potential of obicetrapib to reduce occurrences of MACE. The Company completed enrollment of PREVAIL in April 2024 and randomized over 9,500 patients. Commercialization rights of obicetrapib in Europe, either as a monotherapy or as part of a fixed-dose combination with ezetimibe, have been exclusively granted to the Menarini Group, an Italy-based, leading international pharmaceutical and diagnostics company.

About NewAmsterdam

NewAmsterdam Pharma (Nasdaq: NAMS) is a late-stage biopharmaceutical company whose mission is to improve patient care in populations with metabolic diseases where currently approved therapies have not been adequate or well tolerated. We seek to fill a significant unmet need for a safe, well-tolerated and convenient LDL-lowering therapy. In multiple phase 3 trials, NewAmsterdam is investigating obicetrapib, an oral, low-dose and once-daily CETP inhibitor, alone or as a fixed-dose combination with ezetimibe, as LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of CVD with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated.

Forward-Looking Statements

Certain statements included in this document that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s business and strategic plans, the Company’s commercial opportunity, the therapeutic and curative potential of the Company’s product candidate, the Company’s clinical trials and the timing for enrolling patients, the timing and forums for announcing data, the achievement and timing of regulatory approvals, and plans for commercialization. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the approval of the Company’s product candidate and the timing of expected regulatory and business milestones, including potential commercialization; whether topline, initial or preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, or whether projections regarding clinical outcomes will reflect actual results in future clinical trials or clinical use of our product candidate, if approved; the potential for varying interpretation of the AD sub-study results; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive product candidates; ability to obtain sufficient supply of materials; global economic and political conditions, including the Russia-Ukraine and Israel-Hamas conflicts; the effects of competition on the Company’s future business; and those factors described in the Company’s public filings with the Securities and Exchange Commission. Additional risks related to the Company’s business include, but are not limited to: uncertainty regarding outcomes of the Company’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidate; risks associated with the Company’s efforts to commercialize a product candidate; the Company’s ability to negotiate and enter into definitive agreements on favorable terms, if at all; the impact of competing product candidates on the Company’s business; intellectual property related claims; the Company’s ability to attract and retain qualified personnel; and ability to continue to source the raw materials for the Company’s product candidate. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans, or forecasts of future events and views as of the date of this document and are qualified in their entirety by reference to the cautionary statements herein. The Company anticipates that subsequent events and developments may cause the Company’s assessments to change. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this communication.

Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither the Company nor any of its affiliates undertakes any obligation to update these forward-looking statements, except as may be required by law.

Company Contact

Matthew Philippe

P: 1-917-882-7512

matthew.philippe@newamsterdampharma.com

Media Contact

Spectrum Science on behalf of NewAmsterdam

Jaryd Leady

P: 1-856-803-7855

jleady@spectrumscience.com

Investor Contact

Precision AQ on behalf of NewAmsterdam

Austin Murtagh

P: 1-212-698-8696

austin.murtagh@precisionaq.com